Exhibit 12.1

Section 302 Certification

I, Victor Grifols Deu, certify that:

1.                                                  I have reviewed this annual report on Form 20-F of Grifols, S.A.;

2.                                                  Based on my knowledge, this report does not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements made, in light of the circumstances under which such statements were made, not misleading with respect to the period covered by this report.

Date: April 23, 2019

/s/ Victor Grifols Deu
Name: Victor Grifols Deu
Title: Director and Co-Chief Executive Officer

Section 302 Certification

I, Raimon Grifols Roura, certify that:

1.                                                  I have reviewed this annual report on Form 20-F of Grifols, S.A.;

2.                                                  Based on my knowledge, this report does not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements made, in light of the circumstances under which such statements were made, not misleading with respect to the period covered by this report.

Date: April 23, 2019

/s/ Raimon Grifols Roura
Name: Raimon Grifols Roura
Title: Director and Co-Chief Executive Officer